Exhibit 99.1

Sonida Senior Living, Inc. Announces First Quarter 2022 Results

DALLAS, Texas – May 23, 2022 – Sonida Senior Living, Inc. (the “Company,” “we,” “our,” or “us”) (NYSE: SNDA) announced results for the first quarter ended March 31, 2022.
First Quarter Highlights
•Net loss attributable to common stockholders for the three months ended March 31, 2022, was $17.8 million, compared to net income attributable to common stockholders for the three months ended March 31, 2021, of $38.8 million. The change was primarily due to a $47.0 million gain on extinguishment of debt and $8.7 million of CARES Act income in 2021.
•Quarterly same-store weighted average occupancy increased to 82.3% for the three months ended March 31, 2022, marking four consecutive quarters of same-store occupancy growth.
•Resident revenue for the three months ended March 31, 2022, was $50.8 million, an increase of 12.5% compared to the same period of the prior year primarily due to a 640 basis point increase in weighted average occupancy and a 2.3% increase in Revenue Per Occupied Unit (“REVPOR”).
•Adjusted EBITDAR impact for the three months ended March 31, 2022, was $3.7 million, an increase of 38.6% from reported amounts for the three months ended December 31, 2021, primarily due to improved operations.
•Adjusted CFFO excluding COVID-19 impact for the three months ended March 31, 2022, was a loss of $3.5 million, an improvement of $1.7 million from the same period in 2021 due to the improved operations as noted above and reduced interest expense. The reported amount for 2021 included higher interest expense, primarily related to Fannie Mae debt which was extinguished during 2021.
•Results for the Company’s same-store, owned portfolio (“same-store”) of 60 communities:
◦Compared to the three months ending March 31, 2021:
▪Revenue Per Available Unit (“REVPAR”) increased 12.2%, including a 680 basis point increase in weighted average occupancy.
▪REVPOR grew 320 basis points to $3,644.
▪Weighted average occupancy increased to 82.3%, a 680 basis point improvement.
▪Net Operating Margin increased 20 basis points to 20.2%.
◦Compared to the three months ending December 31, 2021:
▪REVPAR increased 2.5%, including a 100 basis point increase in weighted average occupancy.
▪REVPOR grew 139 basis points.
▪Net Operating Margin increased 200 basis points from 18.2% to 20.2%.

•The Company commenced a new phase of its growth strategy by completing the acquisition of two senior living communities in Indiana on February 1, 2022, for $12.3 million in an all-cash transaction. Combined weighted average occupancy for the two assets at the time of the transaction closing was 58% and was 67% as of March 31, 2022, a 900 basis point improvement.

“We are thrilled by our continued growth and operational momentum throughout the first quarter of 2022. Our emphasis on providing high-quality resident and family experiences through exceptional care and engaging programming has helped us achieve four consecutive quarters of growth in weighted average occupancy and revenue, as well as significant improvement in our financial results as we continue our strong recovery from the COVID-19 pandemic,” said Kimberly S. Lody, President and CEO. “Our relentless focus on operational excellence, along with our improved balance sheet, experienced team, and attractive population demographics support both the Company’s foundation and strategic growth plans.”

SONIDA SENIOR LIVING, INC.
SUMMARY OF CONSOLIDATED FINANCIAL RESULTS
FIRST QUARTER ENDED MARCH 31, 2022
(in thousands)

	Quarters Ended March 31,		Quarter ended December 31,
	2022	2021	2021
Consolidated results
Resident revenue	$50,834	$45,202	$49,394
Management fees	628	1,186	625
Operating expenses	41,929	36,758	42,275
General and administrative expenses	6,445	7,187	6,606
Gain (loss) on extinguishment of debt	(641)	46,999	31,609
Income (loss) before provision for income taxes	(16,424)	38,907	1,390
Net income (loss)	(16,678)	38,844	1,175
Adjusted EBITDAR (1)	3,727	3,137	2,690
Adjusted CFFO (1)	(3,748)	2,773	(5,787)
Same-Store Results
Resident revenue (2)	$50,497	$45,103	$49,394
Net operating income (NOI) (1)	$10,188	$9,017	$9,011
Net operating income margin (1)	20.2%	20.0%	18.2%
Weighted average occupancy (3)	82.3%	75.5%	81.3%
(1) Adjusted EBITDAR, Adjusted CFFO, Net Operating Income and Net Operating Income Margin are financial measures that are not calculated in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”). See “Reconciliations of Non-GAAP Financial Measures” for the Company's definition of such measures, reconciliations to the most comparable GAAP financial measures, and other information regarding the use of the Company's non-GAAP financial measures.
(2) Same-store resident revenue excludes $0.3 million for the quarter ended March 31, 2022 related to the revenues earned in the operations of the two Indiana senior living communities acquired by the Company in February 2022. Same-store resident revenue excludes $0.1 million for the quarter ended March 31, 2021 related to the revenues earned in the operations of senior living communities transitioned to other operators in the first quarter of fiscal 2021.
(3) Weighted average occupancy for the three months ended March 31, 2022 for the 60 same-store communities excludes the operations of the two Indiana senior living communities acquired by the Company in February 2022.

First Quarter Results
Revenues
Resident revenue for the three months ended March 31, 2022, was $50.8 million as compared to $45.2 million for the three months ended March 31, 2021, an increase of $5.6 million, or 12%. The increase in revenue was primarily due to increased occupancy, increased average rent rates and the acquisition of two new communities in early 2022.
Management fee revenue for the three months ended March 31, 2022, decreased by $0.6 million as compared to the three months ended March 31, 2021, primarily as a result of managing fewer communities in 2022.
Community reimbursement revenue for the three months ended March 31, 2022, was $7.0 million as compared to $15.3 million for the three months ended March 31, 2021, a decrease of $8.3 million. The decrease was primarily a result of transitioning 15 Fannie Mae communities to other operators in 2021.
Expenses
Operating expenses for the three months ended March 31, 2022, were $41.9 million as compared to $36.8 million for the three months ended March 31, 2021, an increase of $5.1 million. The increase is primarily due to a $3.2 million increase in labor and employee-related expenses, including premium labor, and a $1.9 million increase in all other operating expenses.
General and administrative expenses for the three months ended March 31, 2022, were $6.4 million as compared to $7.2 million for the three months ended March 31, 2021, a decrease of $0.8 million. This decrease is primarily due to decreased labor and employee-related expenses.

Community reimbursement expense for the three months ended March 31, 2022, was $7.0 million as compared to $15.3 million for the three months ended March 31, 2021, a decrease of $8.3 million. The decrease was primarily a result of transitioning 15 Fannie Mae communities to other operators in 2021.
Interest expense for the three months ended March 31, 2022, was $7.6 million as compared to $9.4 million for the three months ended March 31, 2021, a decrease of $1.8 million primarily due to lower overall borrowings in 2022. Notes payable decreased $192.7 million from March 31, 2021 to March 31, 2022.
Loss on extinguishment of debt for the three months ended March 31, 2022, was $0.6 million as compared to a gain on extinguishment of debt of $47.0 million for the three months ended March 31, 2021, a decrease of $47.6 million. The 2022 loss relates to the refinancing of debt. The 2021 gain related to the derecognition of notes payable and liabilities as a result of the completion of the transition of the legal ownership of four communities to Fannie Mae, the holder of the related non-recourse debt.
Other income for the three months ended March 31, 2022, was $0.1 million as compared to other income for the three months ended March 31, 2021 of $8.7 million. The 2021 amount reflects cash received for the Phase 3 General Distribution of the CARES Act for healthcare-related expenses or lost revenues attributable to COVID-19.
The Company reported a net loss of $16.7 million for the three months ended March 31, 2022, compared to net income of $38.8 million for the three months ended March 31, 2021. Major factors impacting net income for the three months ended March 31, 2021 compared to the three months ended March 31, 2022 include the gain on extinguishment of debt, net of $47.0 million that primarily related to the timing and accounting treatment of significant property dispositions and $8.7 million of Phase 3 funds described above that were received during the three months ended March 31, 2021.
Adjusted EBITDAR for the three months ended March 31, 2022, was $3.7 million compared to $3.1 million for the three months ended March 31, 2021. Adjusted EBITDAR excluding COVID-19 expenses was $3.9 million for the three months ended March 31, 2022, compared to $3.8 million for the three months ended March 31, 2021. Adjusted CFFO for the three months ended March 31, 2022, was a loss of $(3.7) million compared to $2.7 million for the three months ended March 31, 2021. Adjusted CFFO excluding COVID-19 relief and expenses was a loss of $(3.5) million for the three months ended March 31, 2022, and a loss of $(5.3) million for the three months ended March 31, 2021. (See “Reconciliation of Non-GAAP Financial Measures” below).
Significant Transactions for the Three Months Ended March 31, 2022
On February 1, 2022, the Company completed the acquisition of two senior living communities located in Indiana for a combined purchase price of $12.3 million. The communities consist of a total of 157 independent living units. The acquisition price was funded with cash on hand.
2022 Mortgage Refinance
In March 2022, the Company completed the refinancing of certain existing mortgage debt (“Refinance Facility”) for ten of its communities. The Refinance Facility includes an initial term loan of $80.0 million. In addition, $10.0 million is available as delayed loans that can be borrowed upon achieving and maintaining certain financial covenant requirements and up to an additional uncommitted $40 million may be available to fund future growth initiatives. In addition, the Company provided a limited payment guaranty (“Limited Payment Guaranty”) of 33%, that reduces to 25% and then to 10%, of the then outstanding balance of the Refinance Facility based upon achieving certain financial covenants maintained over a certain time period As defined and required in the Limited Payment Guaranty, the Company is required to maintain certain covenants including maintaining a Tangible Net Worth of $150 million and Liquid Assets of at least $13 million (inclusive of a $1.5 million debt service reserve fund provided by the Company at the closing of the Refinance Facility).
The Refinance Facility also requires the financial performance of the ten communities to achieve certain financial covenants, including a minimum debt service coverage ratio and a minimum debt yield (as defined in the Loan Agreement) with a first measurement date as of June 30, 2022, and quarterly measurement dates thereafter. We can provide no assurance that any future financial covenants will be met. The Loan Agreement requires the establishment of a debt service reserve fund with a defined balance of $1.5 million (included in Liquid Assets) that may be released based upon terms described in the Loan Agreement. The reserve fund is included in our “other assets.”
The Refinancing Facility requires that the Company purchase and maintain an interest rate cap facility during the term of the Refinancing Facility. The Company is in process of obtaining the interest rate cap facility in compliance with the lender’s requirements.

Subsequent Events:
In April 2022, the Company accepted $9.1 million of cash for grants from the Provider Relief Fund’s Phase 4 General Distribution, which was expanded by the CARES Act to provide grants or other funding mechanisms to eligible healthcare providers for healthcare-related expenses or lost revenues attributable to COVID-19. The CARES Act Phase 4 funds are grants that do not have to be repaid provided the Company satisfies the terms and conditions of the CARES Act.
The Company further strengthened its accounting and finance function by welcoming Kevin Detz as Chief Financial Officer and Howard Garfield as Chief Accounting Officer. Both began their employment with the Company on May 1, 2022.
Liquidity and Capital Resources
Short-term liquidity
Our primary source of short-term liquidity is our cash and cash equivalents and results from operations. As of March 31, 2022, we had $48.6 million of cash and cash equivalents. Due to the continued effects the COVID-19 pandemic, our operations have not yet returned to 2019, pre-pandemic levels. We currently anticipate cash flow from operations will continue to be impacted for at least the near-term. Our known liquidity requirements primarily consist of funds necessary to pay for operating expenses related to our communities and other expenditures, including general and administrative expenses, interest and scheduled principal payments on our debt and dividends on our redeemable preferred stock.
The Refinancing Facility we entered into in March 2022, contains financial covenants that are effective beginning June 30, 2022, and quarterly thereafter. Based on current operations, the Company expects to be in compliance with the June 30, 2022, covenants. There is no assurance that the Company will be able to meet any future financial covenant requirements. In addition, we are required to maintain cash and cash equivalents of no less than $13 million, inclusive of a $1.5 million lender service reserve, which is included in “other assets.”
Additional short-term sources of liquidity include grants under the CARES Act. As described above, these grants are available to reimburse the Company for COVID-19 related expenses. In April 2022, we received a grant of $9.1million, where we believe we will be able to meet the CARES Act requirements which will allow the Company to retain the funds and not repay the grant. We do not consider this to be a significant source of liquidity in the future. There is no assurance that we will meet such requirements or qualify for, or receive, any additional CARES Act funds in the future. In addition, the Company is eligible for funding in connection with various state programs.
Long-term liquidity
The Company, from time to time, considers and evaluates financial and capital raising transactions related to its portfolio, including debt financing or refinancings, purchases and sales of assets, and other transactions. If capital were obtained through the issuance of Company equity, the issuance of Company securities would dilute the ownership of our existing stockholders and any newly-issued securities may have rights, preferences, and/or privileges senior to those of our common stock. There can be no assurance that the Company will continue to generate cash flows at or above current levels, or that the Company will be able to obtain the capital necessary to meet the Company’s short and long-term capital requirements.

In connection with the refinancing transaction in March 2022, the Company was able to refinance certain debt due during 2022 and 2023 with longer-term financing that matures in 2026. In addition, $10.0 million is available as delayed loans that can be borrowed upon achieving and maintaining certain financial covenant requirements and up to an additional uncommitted $40 million may be available to fund future growth initiatives. There is no assurance that we will be able to meet future financial covenant requirements.

As discussed in “Note 4. Notes Payable” of the condensed consolidated financial statements, the Company has scheduled maturities of debt coming due in the next five years and thereafter. The Company currently expects to be able to meet those maturities from cash on hand, future operations and future refinancings. The Refinance Facility matures in four years with an optional one-year extension if certain financial performance metrics and other customary conditions are maintained. There is no assurance that we will be able to meet such conditions or source refinancings at the time any of our debt matures or whether the terms of such refinancings will be comparable or satisfactory compared to our current loans.

The Company has unencumbered properties with a net book value of $24.0 million as of March 31, 2022, which could provide a source of liquidity from new debt.

Conference Call Information
The Company will host a conference call with senior management to discuss the Company’s financial results for the three months ended March 31, 2022, on Monday, May 23, 2022, at 1:30 p.m. Eastern Time. To participate, dial 877-407-0989 (no passcode required). A link to the simultaneous webcast of the teleconference will be available at https://www.webcast-eqs.com/register/sonidasenior20220516/en.
For the convenience of the Company’s shareholders and the public, the conference call will be recorded and available for replay starting May 23, 2022 through June 6, 2022. To access the conference call replay, call 877-660-6853, passcode 13729622.A transcript of the call will be posted in the Investor Relations section of the Company’s website.
About the Company

Dallas-based Sonida Senior Living, Inc. is a leading owner-operator of independent living, assisted living and memory care communities and services for senior adults. The Company’s 76 communities, with capacity for approximately 9,500 residents across 18 states, provide comfortable, safe, affordable communities where residents can form friendships, enjoy new experiences and receive personalized care from dedicated team members who treat them like family. For more information, visit www.sonidaseniorliving.com or connect with the Company on Facebook, Twitter or LinkedIn.

Safe Harbor

This release contains forward-looking statements which are subject to certain risks and uncertainties that could cause our actual results and financial condition of Sonida Senior Living, Inc. (the “Company,” “we,” “our” or “us”) to differ materially from those indicated in the forward-looking statements, including, among others, the risks, uncertainties and factors set forth under “Item. 1A. Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2021, filed with the Securities and Exchange Commission (the “SEC”) on April 15, 2022, and also include the following: the impact of COVID-19, including the actions taken to prevent or contain the spread of COVID-19, the transmission of its highly contagious variants and sub-lineages and the development and availability of vaccinations and other related treatments, or another epidemic, pandemic or other health crisis; the Company’s ability to generate sufficient cash flows from operations, additional proceeds from debt financings or refinancings, and proceeds from the sale of assets to satisfy its short and long-term debt obligations; increases in market interest rates that increase the cost of our debt obligations; increased competition for, or a shortage of, skilled workers, including due to the COVID-19 pandemic or general labor market conditions, along with wage pressures resulting from such increased competition, low unemployment levels, use of contract labor, minimum wage increases and/or changes in overtime laws; the Company’s ability to obtain additional capital on terms acceptable to it; the Company’s ability to extend or refinance its existing debt as such debt matures; the Company’s compliance with its debt agreements, including certain financial covenants and the terms and conditions of its recent forbearance agreements, and the risk of cross-default in the event such non-compliance occurs; the Company’s ability to complete acquisitions and dispositions upon favorable terms or at all; the risk of oversupply and increased competition in the markets which the Company operates; the Company’s ability to improve and maintain controls over financial reporting and remediate the identified material weakness discussed in its recent Quarterly and Annual Reports filed with the SEC; the departure of the Company’s key officers and personnel; the cost and difficulty of complying with applicable licensure, legislative oversight, or regulatory changes; risks associated with current global economic conditions and general economic factors such as inflation, the consumer price index, commodity costs, fuel and other energy costs, competition in the labor market, costs of salaries, wages, benefits, and insurance, interest rates, and tax rates; and changes in accounting principles and interpretations.

For information about Sonida Senior Living, visit www.sonidaseniorliving.com
Investor Contact: Kimberly Lody, Chief Executive Officer, at 972-308-8323
Press Contact: media@sonidaliving.com.

Sonida Senior Living, Inc.
Condensed Consolidated Statements of Operations (Unaudited)
(in thousands, except per share data)

	Three Months Ended March 31,
	2022	2021
Revenues:
Resident revenue	$50,834	$45,202
Management fees	628	1,186
Community reimbursement revenue	7,022	15,260
Total revenues	58,484	61,648
Expenses:
Operating expenses	41,929	36,758
General and administrative expenses	6,445	7,187
Stock-based compensation expense	1,828	166
Depreciation and amortization expense	9,578	9,283
Community reimbursement expense	7,022	15,260
Total expenses	66,802	68,654
Other income (expense):
Interest income	1	4
Interest expense	(7,603)	(9,374)
Gain (loss) on extinguishment of debt	(641)	46,999
Loss on disposition of assets, net	—	(421)
Other income	137	8,705
Income (loss) before provision for income taxes	(16,424)	38,907
Provision for income taxes	(254)	(63)
Net income (loss)	(16,678)	38,844
Dividends on Series A convertible preferred stock	(1,133)	—
Net income (loss) attributable to common stockholders	$(17,811)	$38,844

Sonida Senior Living, Inc.
Condensed Consolidated Balance Sheets (Unaudited)
(in thousands, except per share amounts)

	March 31, 2022	December 31, 2021
Assets
Current assets:
Cash and cash equivalents	$48,634	$78,691
Restricted cash	3,982	4,882
Accounts receivable, net	4,502	3,983
Property tax and insurance deposits	3,946	6,666
Prepaid expenses and other	7,665	9,328
Total current assets	68,729	103,550
Property and equipment, net	627,844	621,199
Other assets, net	6,808	3,803
Total assets	$703,381	$728,552
Liabilities and Equity
Current liabilities:
Accounts payable and accrued expense	$48,528	$46,194
Current portion of notes payable, net of deferred financing costs	43,851	69,769
Deferred income	3,527	3,162
Federal and state income taxes payable	850	599
Other current liabilities	778	758
Total current liabilities	97,534	120,482
Notes payable, net of deferred financing costs and current portion	627,170	613,342
Other liabilities	220	288
Total liabilities	724,924	734,112
Commitments and contingencies
Redeemable preferred stock:
Series A convertible preferred stock, $0.01 par value; 41 shares authorized, 41 shares issued and outstanding	41,250	41,250
Shareholders’ deficit:
Preferred stock $0.01 par value per share; 15,000 shares authorized; none issued or outstanding	—	—
Common stock $0.01 par value per share; 15,000 shares authorized; 6,665 and 6,634 issued and outstanding as of March 31, 2022 and December 31, 2021, respectively	67	66
Additional paid-in capital	296,475	295,781
Retained deficit	(359,335)	(342,657)
Total shareholders’ deficit	(62,793)	(46,810)
Total liabilities, redeemable preferred stock and shareholders’ deficit	$703,381	$728,552

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

This earnings release contains the financial measures (1) Consolidated Net Operating Income, (2) Consolidated Net Operating Income Margin, (3) Same-Store Net Operating Income, (4) Same-Store Net Operating Income Margin, (5) Adjusted EBITDAR, (6) Adjusted EBITDAR excluding COVID-19 impact, (7) Adjusted CFFO, and (8) Adjusted CFFO excluding COVID-19 impact, all of which are not calculated in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”). Presentations of these non-GAAP financial measures are intended to aid investors in better understanding the factors and trends affecting the Company’s performance and liquidity. However, investors should not consider these non-GAAP financial measures as a substitute for financial measures determined in accordance with GAAP, including net income (loss), income (loss) from operations, or net cash provided by (used in) operating activities. Investors are cautioned that amounts presented in accordance with the Company’s definitions of these non-GAAP financial measures may not be comparable to similar measures disclosed by other companies because not all companies calculate non-GAAP measures in the same manner. Investors are urged to review the following reconciliations of these non-GAAP financial measures from the most comparable financial measures determined in accordance with GAAP.

CONSOLIDATED NET OPERATING INCOME AND
CONSOLIDATED NET OPERATING INCOME MARGIN

Consolidated Net Operating Income and Consolidated Net Operating Income Margin are non-GAAP performance measures that the Company defines as net income (loss) excluding: general and administrative expenses, interest income, interest expense, other income/expense, provision for income taxes, settlement fees and expenses; and further adjusted to exclude income/expense associated with non-cash, non-operational, transactional, or organizational restructuring items that management does not consider as part of the Company’s underlying core operating performance and that management believes impact the comparability of performance between periods. For the periods presented herein, such other items include stock-based compensation expense, depreciation and amortization expense, long-lived asset impairment, gain(loss) on extinguishment of debt, loss on settlement of backstop, and gain(loss) on disposition of assets.

The Company believes that presentation of Consolidated Net Operating Income and Consolidated Net Operating Income Margin as performance measures are useful to investors because (i) they are one of the metrics used by the Company’s management for budgeting and other planning purposes, to review the Company’s historic and prospective core operating performance, and to make day-to-day operating decisions; (ii) they provide an assessment of operational factors that management can impact in the short-term, namely revenues and the controllable cost structure of the organization, by eliminating items related to the Company’s financing and capital structure, and other items that management does not consider as part of the Company’s underlying core operating performance and that management believes impact the comparability of performance between periods.

Consolidated Net Operating Income and Consolidated Net Operating Income Margin have material limitations as performance measures, including: (i) excluded interest is necessary to operate the Company’s business under its current financing and capital structure; (ii) excluded depreciation, amortization and impairment charges may represent the wear and tear and/or reduction in value of the Company’s communities and other assets and may be indicative of future needs for capital expenditures; and (iii) the Company may incur income/expense similar to those for which adjustments are made, such as gain/loss on sale of assets, debt extinguishment, non-cash stock-based compensation expense, and transaction and other costs, and such income/expense may significantly affect the Company’s operating results.

(Dollars in thousands)	Quarters ended March 31,		Quarter ended December 31,
	2022	2021	2021
Consolidated net operating income
Net income (loss)	$(16,678)	$38,844	$1,175
General and administrative expenses	6,445	7,187	6,606
Stock-based compensation expense	1,828	166	1,537
Depreciation and amortization expense	9,578	9,283	10,059
Long-lived asset impairment	—	—	6,502
Interest income	(1)	(4)	(1)
Interest expense	7,603	9,374	8,660
(Gain) loss on extinguishment of debt	641	(46,999)	(31,609)
Loss on settlement of backstop	—	—	4,600
Loss on disposition of assets, net	—	421	—
Other income (1)	(137)	(8,705)	—
Provision for income taxes	254	63	215
Settlement fees and expenses (2)	231	235	495
Consolidated net operating income	$9,764	$9,865	$8,239
Resident revenue	$50,834	$45,202	$49,394
Consolidated net operating income margin	19.2%	21.8%	16.7%
(1) Includes CARES Act funds of $8.7 million received in January 2021, that are included in other income on the Condensed Consolidated Statement of Operations (Unaudited) for the three months ended March 31, 2021, and added back in the reconciliation above.
(2) Settlement fees and expenses relate to non-recurring settlements with third parties for contract terminations, insurance claims and related fees.

SAME-STORE NET OPERATING INCOME AND
SAME-STORE NET OPERATING INCOME MARGIN (UNAUDITED)

Same-Store Net Operating Income and Same-Store Net Operating Income Margin are non-GAAP performance measures for the Company’s portfolio of 60 owned continuing communities that the Company defines as net income (loss) excluding: general and administrative expenses, interest income, interest expense, other income/expense, provision for income taxes, settlement fees and expenses, revenue and operating expenses from the Company’s disposed properties; and further adjusted to exclude income/expense associated with non-cash, non-operational, transactional, or organizational restructuring items that management does not consider as part of the Company’s underlying core operating performance and that management believes impact the comparability of performance between periods. For the periods presented herein, such other items include stock-based compensation expense, depreciation and amortization expense, long-lived asset impairment, gain(loss) on extinguishment of debt, loss on settlement of backstop, and gain(loss) on disposition of assets.

The Company believes that presentation of Same-Store Net Operating Income and Same-Store Net Operating Income Margin as performance measures are useful to investors because (i) they are one of the metrics used by the Company’s management to evaluate the performance of our core portfolio of 60 owned continuing communities, to review the Company’s comparable historic and prospective core operating performance of the 60 owned continuing communities, and to make day-to-day operating decisions; (ii) they provide an assessment of operational factors that management can impact in the short-term, namely revenues and the controllable cost structure of the organization, by eliminating items related to the Company’s financing and capital structure and other items that management does not consider as part of the Company’s underlying core operating performance, and that management believes impact the comparability of performance between periods.

Same-Store Net Operating Income and Same-Store Net Operating Income Margin have material limitations as a performance measure, including: (i) excluded interest is necessary to operate the Company’s business under its current financing and capital structure; (ii) excluded depreciation, amortization and impairment charges may represent the wear and tear and/or reduction in value of the Company’s communities, and other assets and may be indicative of future needs for capital expenditures; and (iii) the Company may incur income/expense similar to those for which adjustments are made, such as gain(loss) on sale of assets, gain(loss) debt extinguishment, non-cash stock-based compensation expense, and transaction and other costs, and such income/expense may significantly affect the Company’s operating results.

(Dollars in thousands)	Quarters ended March 31,		Quarter ended December 31,
	2022	2021	2021
Same-store net operating income
Net income (loss)	$(16,678)	$38,844	$1,175
General and administrative expenses	6,445	7,187	6,606
Stock-based compensation expense	1,828	166	1,537
Depreciation and amortization expense	9,578	9,283	10,059
Long-lived asset impairment	—	—	6,502
Interest income	(1)	(4)	(1)
Interest expense	7,603	9,374	8,660
(Gain) loss on extinguishment of debt	641	(46,999)	(31,609)
Loss on settlement of backstop	—	—	4,600
Loss on disposition of assets, net	—	421	—
Other income (1)	(137)	(8,705)	—
Provision for income taxes	254	63	215
Settlement fees and expenses (2)	231	235	495
Operating margin for non same-store communities (3)	424	(848)	772
Same-store community net operating income	$10,188	$9,017	$9,011
Resident revenue	$50,834	$45,202	$49,394
Resident revenue for non same-store communities (4)	(337)	(99)	—
Same-store community resident revenue	$50,497	$45,103	$49,394
Same-store community net operating income margin	20.2%	20.0%	18.2%
(1) Includes CARES Act funds of $8.7 million received in January 2021 that are included in other income on the Condensed Consolidated Statement of Operations (Unaudited) for the three months ended March 31, 2021 and added back in the reconciliation above.
(2) Settlement fees and expenses relate to non-recurring settlements with third parties for contract terminations, insurance claims, and related fees.
(3) Operating margin for non same-store communities relate to operating margin incurred in the quarters ended March 31, 2022 and 2021 respectively, related to the operations of the two Indiana senior living communities acquired by the Company in February 2022 and the senior living communities transitioned in the first quarter of 2021.
(4) Resident revenue for non-same-store communities relates to revenues earned in the operations for the quarters ended March 31, 2022 and 2021, respectively, related to the revenues earned in the operations of the two Indiana senior living communities acquired by the Company in February 2022 and the senior living communities transitioned in the first quarter of 2021.

ADJUSTED EBITDAR AND ADJUSTED EBITDAR EXCLUDING COVID-19 IMPACT (UNAUDITED)

Adjusted EBITDAR and Adjusted EBITDAR excluding COVID-19 impact are non-GAAP performance measures that the Company defines as net income (loss) excluding: interest income, interest expense, other expense/income, provision for income taxes; and further adjusted to exclude income/expense associated with non-cash, non-operational, transactional, or organizational restructuring items that management does not consider as part of the Company’s underlying core operating performance and that management believes impact the comparability of performance between periods. For the periods presented herein, such other items include depreciation and amortization expense, stock-based compensation expense, provision for bad debts, long-lived asset impairment, gain(loss) on extinguishment of debt, gain(loss) on disposition of assets, loss on settlement of backstop, casualty losses, transaction and conversion costs, and employee placement and separation costs.

The Company believes that presentation of Adjusted EBITDA and Adjusted EBITDA excluding COVID-19 impact as performance measures are useful to investors because they are one of the metrics that the Company uses because it provides an assessment of operational factors that management can impact in the short-term, namely revenues and the controllable cost structure of the organization, by eliminating items related to the Company’s financing and capital structure and other items that management does not consider as part of the Company’s underlying core operating performance and that management believes impact the comparability of performance between periods.

Adjusted EBITDA and Adjusted EBITDA excluding COVID-19 impact have material limitations as a performance measure, including: (i) excluded interest is necessary to operate the Company’s business under its current financing and capital structure; (ii) excluded depreciation, amortization and impairment charges may represent the wear and tear and/or reduction in value of the Company’s communities and other assets and may be indicative of future needs for capital expenditures; and (iii) the Company may incur income/expense similar to those for which adjustments are made, such as bad debts, gain(loss) on sale of assets, or gain(loss) on debt extinguishment, loss on settlement of backstop, non-cash stock-based compensation expense and transaction and other costs, and such income/expense may significantly affect the Company’s operating results.

(In thousands)	Quarters ended March 31,		Quarter ended December 31,
	2022	2021	2021
Adjusted EBITDAR
Net income (loss)	$(16,678)	$38,844	$1,175
Depreciation and amortization expense	9,578	9,283	10,059
Stock-based compensation expense	1,828	166	1,537
Provision for bad debts	106	365	504
Interest income	(1)	(4)	(1)
Interest expense	7,603	9,374	8,660
Long-lived asset impairment	—	—	6,502
(Gain) loss on extinguishment of debt, net	641	(46,999)	(31,609)
Loss on settlement of backstop	—	—	4,600
Loss on disposition of assets, net	—	421	—
Other income	(137)	(8,705)	—
Provision for income taxes	254	63	215
Casualty losses (1)	625	380	692
Transaction and conversion costs (2)	(92)	(92)	356
Employee placement and separation costs (3)	—	41	—
Adjusted EBITDAR	$3,727	$3,137	$2,690
COVID-19 expenses (4)	213	654	166
Adjusted EBITDAR excluding COVID-19 impact	$3,940	$3,791	$2,856
(1) Casualty losses relate to non-recurring losses for insured claims and losses related to unexpected events.
(2) Transaction and conversion costs relate to legal and professional fees incurred for lease termination transactions, restructure projects, or related projects.
(3) Employee placement and separation costs include severance and other employment costs of organizational changes.
(4) COVID-19 expenses are expenses for supplies and personal protective equipment, testing of the Company’s residents and employees, labor and specialized disinfecting, and cleaning services.

ADJUSTED CFFO AND ADJUSTED CFFO EXCLUDING COVID-19 IMPACT
Adjusted CFFO and Adjusted CFFO excluding COVID-19 impact is a non-GAAP liquidity measure that the Company defines as net income (loss) excluding depreciation and amortization expense, stock-based compensation expense, loss on disposition of assets, provision for bad debts, gain on extinguishment of debt, other non-cash charges, recurring capital expenditures, casualty losses, transaction and conversion costs and employee placement and separation costs.

The Company believes that presentation of Adjusted CFFO and Adjusted CFFO excluding COVID-19 impact as liquidity measures is useful to investors because they are one of the metrics used by the Company’s management for budgeting and other planning purposes, to review the Company’s historic and prospective sources of operating liquidity, and to review the Company’s ability to service its outstanding indebtedness and make capital expenditures.
Adjusted CFFO and Adjusted CFFO excluding COVID-19 impact have material limitations as a liquidity measure, including: (i) they do not represent cash available for discretionary expenditures since certain non-discretionary expenditures, including mandatory debt principal payments, are not reflected in this measure; and (ii) the cash portion of non-recurring charges related to gain/loss on facility lease termination generally represent charges/gains that may significantly affect the Company’s liquidity limits the usefulness of the measure for short-term comparisons.

(in thousands)	Quarters ended March 31,		Quarter ended December 31,
	2022	2021	2021
Adjusted CFFO
Net income (loss)	$(16,678)	$38,844	$1,175
Depreciation and amortization expense	9,578	9,283	10,059
Stock-based compensation expense	1,828	166	1,537
Loss on disposition of assets, net	—	421	—
Provision for bad debts	106	365	504
(Gain) loss on extinguishment of debt, net	641	(46,999)	(31,609)
Loss on settlement of backstop	—	—	4,600
Long-lived asset impairment	—	—	6,502
Other non-cash charges, net (1)	244	364	397
Casualty losses (2)	625	380	692
Transaction and conversion costs (3)	(92)	(92)	356
Employee placement and separation costs (4)	—	41	—
Adjusted CFFO	$(3,748)	$2,773	$(5,787)
COVID-19 relief funds (5)	—	(8,706)	—
COVID-19 expenses (6)	213	654	166
Adjusted CFFO excluding COVID-19 impact	$(3,535)	$(5,279)	$(5,621)
(1) Other non-cash charges, net include amortization of deferred financing charges which are included in interest expense on the Condensed Consolidated Statement of Operations (Unaudited) and the change in deferred revenue.
(2) Casualty losses relate to non-recurring losses for insured claims and losses related to unexpected events.
(3) Transaction and conversion costs relate to legal and professional fees incurred for lease termination transactions, restructure projects or related projects.
(4) Employee placement and separation costs are severance and other employment costs of organizational changes.
(5) COVID-19 relief revenue are grants and other funding received from third parties to aid in the COVID-19 response and includes federal and state relief funds received.
(6) COVID-19 expenses are expenses for supplies and personal protective equipment, testing of the Company’s residents and employees, labor and specialized disinfecting and cleaning services.

SUPPLEMENTAL INFORMATION

	First Quarter			Fourth Quarter
(Dollars in thousands)	2022	2021	Increase (decrease)	2021	Sequential increase (decrease)
Selected Operating Results
I. Same-store community portfolio (1)
Number of communities	60	60	—	60	—
Unit capacity	5,616	5,631	(15)	5,632	(16)
Weighted average occupancy (2)	82.3%	75.5%	6.8%	81.3%	1.0%
Average monthly rent	$3,644	$3,531	$113	$3,594	$50
II. Managed communities
Number of communities	14	16	(2)	15	(1)
Management fee revenue	$628	$1,186	$(558)	$625	$3
III. Consolidated Debt Information (in thousands, except for interest rates)
(Excludes insurance premium financing)
Total variable rate mortgage debt	130,127	122,742		88,711
Total fixed rate debt	$543,593	743,008		592,997
(1) Excludes (a) two and 15 communities that have transitioned or soon will transition legal ownership back to Fannie Mae as of March 31, 2022 and 2021, respectively and (b) two Indiana senior living communities acquired by the Company in February 2022.
(2) Weighted average occupancy represents actual days occupied divided by total number of available days during the quarter.